                                WARRANT AGREEMENT


                  WARRANT AGREEMENT, dated as of this ____ day of April, 1997, between ROMTECH, INC., a Pennsylvania corporation (the "Company"), and _____________________________, a ___________________________( the "Holder").


                               W I T NE S S E T H:

                           WHEREAS, the Company desires to provide for the
issuance of a Warrant to the Holder upon the terms and conditions provided herein.

                           NOW, THEREFORE, in consideration of the premises and
the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                           SECTION 1. Definitions. As used herein, the following
terms shall have the following meanings, unless the context shall otherwise require:

                                    (a) "Average Quoted Price" of a share of
Common Stock is the average of the closing bid price for the period in question of the Common Stock as reported on the Nasdaq SmallCap Market, or the primary securities market or exchange on which the Common Stock is then quoted; provided, however, that if the Common Stock is neither traded on the Nasdaq SmallCap Market nor on any other securities market or exchange, the price referred to above shall be the closing bid price reflected in the over-the-counter market as reported by the National Quotation Bureau, Inc. or any organization performing a similar function.

                                    (b) "Common Stock" shall mean the common
stock of the Company, without par value.

                                    (c) "Effective Date" shall mean April  ,
1997.

                                    (d) "Exercise Date" shall mean the date on
which the Company shall have received both (i) the Warrant Certificate representing this Warrant, with the exercise form thereon duly executed by the Holder hereof or his attorney duly authorized in writing, and (ii) payment in cash or by check made payable to the Company, of the amount in lawful money of the United States of America equal to the applicable Purchase Price or payment as provided in Section 4 hereof.

                                    (e) "Initial Warrant Exercise Date" shall
mean, subject to the limitation set forth herein, the date that is six (6) months after the Effective Date. Notwithstanding


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the forgoing, this Warrant shall not be exercisable until the Average Quoted
Price of the Common Stock has reached $5.66 at any time beginning on the Initial Warrant Exercise Date and before the Warrant Expiration Date.

                                    (f) "Market Price" per share of Common Stock
on any date means the Average Quoted Price of a share of Common Stock for the thirty consecutive trading days commencing forty-five (45) trading days before the date in question. In the absence of one or more such quotations, the Company shall determine the Market Price in good faith, based on the best information available to it.

                                    (g) "Purchase Price" shall mean $3.94,
subject to modification and adjustment as provided in Section 8, and further subject to the Company's right, in its sole discretion, to decrease the Purchase Price for a period of not less than 30 days on not less than 30 days' prior written notice to the Registered Holder.

                                    (h) "Registered Holder" shall mean the
person in whose name any certificate representing the Warrants shall be registered on the books maintained by the Company pursuant to Section 6.

                                    (i) "Warrant Certificate" shall mean a
certificate representing each of the Warrants substantially in the form annexed hereto as Exhibit A.

                                    (j) "Warrant Expiration Date" shall mean,
5:00 p.m. (Eastern Standard Time) on October , 2000 or, if such date shown in the Commonwealth of Pennsylvania be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (Eastern Standard Time) on the next following day which in the Commonwealth of Pennsylvania is not a holiday or a day on which banks are authorized to close, subject to the Company's right, prior to the Warrant Expiration Date, in its sole discretion, to extend such Warrant Expiration Date on five business days prior written notice to the Registered Holders.

                           SECTION 2. Warrants and Issuance of Warrant
Certificates.

                                    (a) Each Warrant shall initially entitle the
Registered Holder of the Warrant Certificate representing such Warrants to purchase at the Purchase Price therefor, beginning on the Initial Warrant Exercise Date until the Warrant Expiration Date, one share of Common Stock upon the exercise thereof, subject to modification and adjustment as provided in
Section 8.

                                    (b) Upon execution of this Agreement, a
Warrant Certificate representing _____________ Warrants to purchase up to an aggregate of ________________ shares of Common Stock (subject to modification and adjustment as provided in Section 8) shall be executed by the Company and delivered to the Holder.



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                                    (c) From time to time, up to the Warrant
Expiration Date, as the case may be, the Company shall countersign and deliver Warrant Certificates in required denominations of one or whole number multiples thereof to the person entitled thereto in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 7 hereof, no Warrant Certificates shall be issued except (i) Warrant Certificates initially issued pursuant to Section 2(b) hereof, (ii) Warrant Certificates issued upon any transfer or exchange of Warrants, (iii) Warrant Certificates issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7, and (iv) at the option of the Company, Warrant Certificates in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Purchase Price, the number of shares of Common Stock purchasable upon exercise of the Warrants therefor made pursuant to Section 8 hereof.

                           SECTION 3. Form and Execution of Warrant
Certificates.

                                    (a) The Warrant Certificates shall be
substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates).

                                    (b) Warrant Certificates shall be executed
on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a manual or a facsimile of the Company's seal.

                                    SECTION 4.  Exercise.

                                    (a) (1) Warrants in denominations of one or
whole number multiples thereof may, subject to the limitations set forth in
Section 1(e), be exercised commencing at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein (including the provisions set forth in Section 5 hereof) and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, provided that the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, together with payment in cash or by check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price has been received in good funds by the Company. The person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of such securities as of the close of business on the Exercise Date. If more than one Warrant


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Certificate shall be exercised at one time by the same Registered Holder, the number of full shares of Common Stock which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of full shares of Common Stock issuable upon such exercise. As soon as practicable on or after the Exercise Date and in any event with ten business days after such date, the Company shall cause to be issued to the person or persons entitled to receive the same a Common Stock certificate or certificates for the shares of Common Stock deliverable upon such exercise, and the Company shall deliver the same to the person or persons entitled thereto.

                                    (b) The Company shall be not obligated to
issue any fractional share interests or fractional Warrant interests upon the exercise of any Warrant or Warrants, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests. Any fraction equal to or greater than one-half shall be rounded up to the next full share or Warrant, as the case may be, any fraction less than one-half shall be eliminated.

                           SECTION 5. Reservation of Shares: Listing of Taxes;
etc.

                                    (a) The Company covenants that it will at
all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery thereof and upon payment of the Purchase Price with respect thereto, be duly and validly issued and fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue, thereof except for taxes and other charges payable by the holder as provided in Section 5(b), and that upon issuance such shares shall be listed on each securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

                                    (b) The Company shall pay all documentary,
stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, (provided that such issuance is permitted under any applicable federal or state securities laws) then no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

                           SECTION 6.  Exchange and Registration of Transfer

                                    (a) Warrant Certificates may be exchanged
for other Warrant Certificates representing an equal aggregate number of Warrants, or, subject to the limitations set forth in Section 6 (g) hereof, may be transferred in whole or in part. Warrant Certificates to be so exchanged shall be surrendered to the Company at 2000 Cabot Boulevard West, Suite 110, Langhorne, Pennsylvania 19047, to the attention of Gerald W. Klein, and the Company shall execute,


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issue and deliver in exchange therefor to the Registered Holder a new Warrant
Certificate or Certificates representing an equal aggregate number of Warrants.

                                    (b) The Company shall keep, at such office,
books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates, and the transfer thereof. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and shall issue and deliver to the Registered Holder a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

                                    (c) With respect to any Warrant Certificates
presented for registration or transfer, or for exchange or exercise, the subscription or assignment form accompanying the Warrant Certificate(s), as the case may be, attached thereto shall be duly endorsed or be accompanied by a written instrument or instruments of transfer or subscription, in form satisfactory to the Company, duly executed by the Registered Holder thereof or his attorney duly authorized in writing.

                                    (d) No service charge shall be made for any
exchange of registration or transfer of Warrant Certificates. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                                    (e) All Warrant Certificates surrendered for
exercise or for exchange shall be promptly canceled by the Company.

                                    (f) Prior to due presentment for
registration or transfer thereof, the Company may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company) for all purposes and shall be affected by any notice to the contrary.

                                    (g) The Warrants represented by the Warrant
Certificates may not be exercised nor may any interest in the Warrants represented by the Warrant Certificates be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws and the terms and conditions hereof. Each Warrant Certificate shall bear the legend set forth in Section 14 hereof. Each share of Common Stock issued upon exercise of the Warrants shall bear a legend substantially in the form set forth in Section 14 hereof. Any Warrant Certificate issued at any time in exchange or substitution for any Warrant Certificate bearing such legend shall also bear such legend unless, in the opinion of legal counsel for the Company, the Warrants represented thereby need no longer be subject to the restriction contained herein. The provisions of this
Section 6 (g) shall be binding upon all subsequent holders of Warrant Certificates.



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                           SECTION 7. Loss or Mutilation. Upon receipt by the
Company of evidence satisfactory to it to the ownership of the loss, theft, destruction or mutilation of any Warrant Certificate and (in the case of loss, theft or destruction) of indemnity satisfactory to them, and (in case of mutilation) upon surrender and cancellation thereof, the Company shall execute and deliver in lieu thereof a new Warrant Certificate to the Registered Holder thereof representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other charges as the Company may prescribe.

                           SECTION 8. Adjustment of Purchase Price and Number of
Shares of Common Stock Deliverable.

                                    (a) (i) Except as hereinafter provided, in
the event the Company shall, at any time or from time to time after the date hereof, sell any shares of Common Stock for a consideration per share less than the Purchase Price or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Purchase Price for the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent to the nearest cent) equal to the following:

         NPP      =         (OB  x  OPP)  +    (NS  x  NSP)
                                          OA
         where:
                  NPP      =        the New Purchase Price
                  OPP      =        the existing Purchase Price immediately
                  OB       =        before the new issue the total outstanding
                                    shares of Common Stock immediately before
Change of Shares
                  NS       =        number of shares sold or issued pursuant to
                                    the Change of Shares
                  NSP      =        price per share of new issue
                  OA       =        the total outstanding shares of Common
                                    Stock immediately after the
Change of Shares


provided, however, that in no event shall the Purchase Price be adjusted pursuant to this computation to an amount in excess of the Purchase Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock.

                           For the purposes of any adjustment to be made in
accordance with this Section 8 (a) the following provisions shall be applicable:

                                                  (A) In case of the issuance or
sale of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common


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Stock) for a consideration part or all of which shall be cash, the amount of the cash portion of the consideration therefor deemed to have been received by the Company shall be (i) the subscription price, if shares of Common Stock are offered by the Company for subscription, or (ii) the public offering price (before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services), if such securities are sold to underwriters or dealers for public offering without a subscription offering, or (iii) the gross amount of cash actually received by the Company for such securities in any other case, in each case, without deduction for any expenses incurred by the Company in connection with such transaction.

                                                  (B) In case of the issuance or
sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash deemed to have been received by the Company shall be the value of such consideration as determined in good faith by the Board of Directors of the Company.

                                                  (C) Shares of Common Stock
issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                                                  (D) The reclassification of
securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (B) of this Section 8(a).

                                                  (E) The number of shares of
Common Stock at any one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

                                          (ii) Upon each adjustment of the
Purchase Price pursuant to this Section 8, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be the number derived by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Purchase Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Purchase Price.

                                    (b) Except as hereinafter provided, in case
the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common


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Stock (whether as part of a package of securities such as units, or otherwise, herein "Units"), or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined as provided in Section 8(a) and as provided below) less than the Purchase Price in effect immediately prior to the earlier of the issuance of such options, rights or warrants, or such convertible or exchangeable securities or the record date therefor, or without consideration (including the issuance of any such securities by way of dividend or other distribution), the Purchase Price for the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to the issuance of such options, Units, rights or warrants, or other such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making the computation in accordance with the provisions of Section 8(a) hereof, provided that:

                                                  (A) The aggregate maximum
number of shares of Common Stock, as the case may be, issuable or that may become issuable under such options, rights, Units or warrants (assuming exercise in full even if not then currently exercisable or currently exercisable to full) shall be deemed to be issued and outstanding at the time such options, rights, Units, or warrants were issued, for a consideration equal to the minimum purchase or exercise price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Company upon the issuance of such options, rights, Units or warrants (without deduction for expenses incurred or amounts paid to any underwriter by the Company in connection with such issuance); provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (A) (and for the purposes of subsection (E) of Section 8(a) hereof) shall be reduced by the number of shares as to which options, warrants and/or rights outstanding, and the Purchase Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

                                                  (B) The aggregate maximum
number of shares of Common Stock issuable or that may become issuable upon conversion or exchange of any convertible or exchangeable securities (assuming conversion or exchange in full even if not then currently convertible or exchangeable in full) shall be deemed to be issued and outstanding at the time of issuance of such securities, for a consideration equal to the consideration received by the Company upon the issuance of such securities (without deduction for expenses incurred or amounts paid to any underwriter in connection with such issuance), plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the termination of the right to convert to or exchange such convertible or exchangeable securities (whether by reason or redemption or otherwise), the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (B) (and for the purposes of subsection (E) of Section 8(a) hereof) shall be reduced by the number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be


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issued only of the shares actually issued plus the shares remaining issuable upon conversion or exchange rights shall not have expired or terminated unexercised.

                                                  (C) If any change shall occur
in the price per share provided for in any of the options, rights or warrants referred to in subsection (A) of this Section 8(b), or in the price per share or ratio at which the securities referred to in subsection (A) of this Section 8(b) are convertible or exchangeable (in either case, other than changes in such prices or ratios arising pursuant to antidilution adjustments in such options, rights, Units, warrants or convertible or exchangeable securities or the instruments pursuant to which they were issued, provided that such options, rights, warrants, convertible or exchangeable securities or instruments pursuant to which they were issued do not contain antidilution provisions any more favorable to the holder thereof than those contained herein) such options, rights, Units, or warrants or conversion or exchange rights, as the case may be, to the extent not theretofore exercised, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights, Units or warrants or convertible or exchangeable securities.

                                    (c) In case of any reclassification or
change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants (other than a change in par value or from par value or to no par value, or from no par value to par value or as a result of subdivision or combination)) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each Warrant shall have the right thereafter to receive on exercise of such Warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Sections 8(a) and (b). The above provisions of this Section 8(c) shall similarly apply to successive reclassification and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

                                    (d) Irrespective of any adjustments or
changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 2(e) hereof, continue to express the Purchase

Price per share and the number of shares purchasable thereunder as the Purchase Price per share and the number of shares purchasable thereunder were expressed in the Warrant Certificates when the same were originally issued.

                                    (e) After each adjustment of the Purchase
Price pursuant to this Section 8, the Company will promptly prepare a certificate signed by the Chairman or Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Purchase price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant, after such adjustment, and (ii) a brief statement of the facts accounting for such adjustment. The Company will cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder at his last address as it shall appear on the books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                                    (f) No adjustment of the Purchase Price or
in the number of shares of Common Stock issuable upon exercise of the Warrants shall be made as a result of or in connection with (A) the issuance or sale of shares of Common Stock pursuant to options, warrants and convertible or exchangeable securities outstanding or in effect or provided for on the date hereof, (B) the issuance or sale of shares of Common Stock upon the exercise of options referred to in clause (A) above, (C) the issuance of shares of Common Stock pursuant to the exercise of options to purchase Common Stock granted to employees of the Company pursuant to the Company's Amended and Restated 1995 Stock Option Plan (D) the issuance or sale of shares of Common Stock if the amount of said adjustment shall be less than $.05, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least $.05. In addition, Registered Holders shall not be entitled to cash dividends paid by the Company prior to the exercise of any Warrant or Warrants held by them.

                           SECTION 9. Modification of Agreement. This Agreement
may not be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders and the Company; provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefor shall be made without the consent in writing of the Registered Holder of affected Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed.

                           SECTION 10. Notices. All notices, requests, consents
and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage pre-paid, or delivered to a telegraph office for transmission if the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Company; if to the Company at 2000 Cabot Boulevard West, Suite 110,


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



Langhorne, Pennsylvania 19047, Attention: Gerald W. Klein, or at such other address as may have been furnished to the Registered Holder in writing by the Company.

                           SECTION 11. Governing Law. This Agreement shall be
governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to conflicts of laws.

                           SECTION 12. Binding Effect. This Agreement shall be
binding upon and inure to the benefit of the Company and the holders from time to time of Warrant Certificates or any of them. Except as hereinafter stated, nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation.

                           SECTION 13. Counterparts. This Agreement may be
executed in one or more counterparts, which taken together shall constitute a single document.

                           Section 14. Legend. The Warrants and the shares of
Common Stock issuable upon exercise of the Warrants have not been registered under the Act. Upon exercise, in part or in whole, of the Warrants, certificates representing the shares of Common Stock underlying the Warrants and any of the other securities issuable upon exercise of the Warrants (collectively, the "Warrant Securities") shall bear the following legend:

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR, UNLESS, IN THE OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, OR TRANSFER IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS.

                           Section 15. Registration Rights. The Company and the
Registered Holder and its permitted transferees acknowledge and agree that the shares of Common Stock underlying this Warrant are subject to a Registration Rights Agreement between the Registered Holder and the Company dated the date hereof.

                           IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be duly executed as of the first date above written.

                                ROM TECH, INC.


                                By:____________________________________

                                Name:__________________________________

                                Title:_________________________________


                                HOLDER:

                                By:____________________________________

                                Name:__________________________________

                                Title:_________________________________

                                    EXHIBIT A


                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, IS AVAILABLE.


NO. _____                                   VOID AFTER October  , 2000


WARRANT CERTIFICATE TO PURCHASE _______ SHARES OF COMMON STOCK


                                       of

                                 ROM TECH, INC.


                     THIS CERTIFIES THAT, FOR VALUE RECEIVED

_______________________________ or registered assigns (the "Registered Holder") are the owners of the number of Common Stock Purchase Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, without par value, of Rom Tech, Inc., a Pennsylvania corporation (the "Company"), at any time beginning on October , 1997 and prior to the Expiration Date (as such term is defined in the Warrant Agreement), subject to the limitation that the Average Quoted Price (as such term is defined in the Warrant Agreement) of Company's Common Stock shall at any time beginning on October , 1997 and ending on Expiration Date have reached $5.66, upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of the Company, accompanied by payment of the Purchase Price (as such term is defined in the Warrant Agreement), in lawful money of the United States of America in cash or by check made payable to the Company.



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



                  This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated as of April , 1997, by and between the Company and _____________________.

                  In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

                  Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor for the balance of such Warrants.

                  The term "Expiration Date" shall mean 5:00 p.m. (Eastern Standard Time) on October , 2000. If each such date shall in the Commonwealth of Pennsylvania be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (Eastern Standard Time) the next following day which in the Commonwealth of Pennsylvania is not a holiday or a day on which banks are authorized to close.

                  This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

                  The Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Company, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

                  Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

                  Prior to due presentment for registration of transfer hereof, the Company may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly


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



authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to conflicts of law.


                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the date hereof.

Dated: April __, 1997


                                        ROM TECH, INC.


                                        By:__________________________________

                                        Name:________________________________

                                        Title:_______________________________





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



                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrant

                           The undersigned Registered Holder hereby irrevocably
elects to exercise Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that ______ certificates for such securities shall be issued in name of

                          PLEASE INSERT SOCIAL SECURITY
                           OR OTHER IDENTIFYING NUMBER

                         --------------------------------

                         --------------------------------

                         --------------------------------
                     (please print or type name and address)

                  and be delivered to

                         --------------------------------

                         --------------------------------

                         --------------------------------
                     (please print or type name and address)

                  and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated:___________________
                                              Signature______________________

                                              Print Name_____________________


                                              Address________________________

                                              -------------------------------
                                                Social Security or Taxpayer
                                                   Identification Number

                                              -------------------------------
                                                  Signature Guaranteed





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




                                   ASSIGNMENT


                     To Be Executed by the Registered Holder
                           In Order to Assign Warrants


                  FOR VALUE RECEIVED,               , hereby sells, assigns and
transfers unto


                          PLEASE INSERT SOCIAL SECURITY
                           OR OTHER IDENTIFYING NUMBER

                         --------------------------------

                         --------------------------------

                         --------------------------------
                     (please print or type name and address)


_________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
______________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.



Dated:_________________                          x____________________________
                                                   Signature Guaranteed



         THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, MIDWEST STOCK EXCHANGE OR BOSTON STOCK EXCHANGE.





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